SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement	[_] Confidential, For Use of the Commission only
(as permitted by Rule 14c-5(d)(2))
[_] Definitive Information Statement

OPTION PLACEMENT, INC.
(Name of Registrant as Specified in Its Charter)

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OPTION PLACEMENT, INC.
Frost Bank Tower
401 Congress Avenue
Suite 1540
Austin, TX 78701

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about November 15, 2010 to the holders of record of the outstanding common stock, $0.0001 par value per share (the “Common Stock”), of Option Placement, Inc., a Nevada corporation (the “Company”), as of the close of business on November 15, 2010 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").  This Information Statement relates to a written consent in lieu of a meeting, dated November 15, 2010 (the “Written Consent”), by the sole holder of all of the outstanding shares of Common Stock of the Company as of the Record Date (the “Sole Stockholder”).  Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Option Placement, Inc.

The Written Consent authorized and approved a Certificate of Amendment of our Articles of Incorporation (the “Certificate of Amendment”) to change our name to "Tiga Energy Services, Inc."  A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under Chapter 78 of the Nevada Revised Statutes and our Bylaws to approve the Certificate of Amendment. Accordingly, the Certificate of Amendment is not presently being submitted to our other stockholders for a vote.  The action by Written Consent will become effective when the Company files the Certificate of Amendment with the Nevada Secretary of State.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,
/s/ Michael Hathaway
Michael Hathaway
Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about November 15, 2010 to stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Sole Stockholder.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders.  We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR ARTICLES OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY STOCKHOLDER

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.  The approval of the Certificate of Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock.  Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, we had 1,125,000 shares of Common Stock outstanding with the holder thereof being entitled to cast one vote per share.

On November 15, 2010, our Board of Directors unanimously adopted resolutions approving the Certificate of Amendment and recommended that our stockholders approve the Certificate of Amendment as set forth in Appendix A.  In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the sole holder of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors has determined that the change of our name to “Tiga Energy Services, Inc.” is in the best interest of our stockholders and will more accurately reflect our new business operations after giving effect to a the reverse acquisition of Tiga Energy Services, Inc., the business of which is described in a Current Report on Form 8-K filed with the SEC on November 15, 2010.

CONSENTING STOCKHOLDERS

On the Record Date, the Sole Stockholder, identified below, consented in writing to the Certificate of Amendment.

Name of Stockholder	Number of Shares Owned

Jonathan Patton	1,125,000

Accordingly, we have obtained all necessary corporate approvals in connection with the Certificate of Amendment.  We are not seeking written consent from any other person. All necessary corporate approvals have been obtained.  This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Sole Stockholder was by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act and the provisions of the Nevada Revised Statutes, file the Certificate of Amendment with the Nevada Secretary of State’s Office.  The Certificate of Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Our authorized capital currently consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”).  Each share of Common Stock entitles its record holder to one (1) vote per share.  Holders of our Common Stock do not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares.  Our Board of Directors is authorized, subject to limits imposed by relevant Nevada laws, to issue shares of Preferred Stock in one or more classes or series within a class upon authority of the Board of Directors without further stockholder approval.  Any Preferred Stock issued in the future may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Company, or both.  In addition, any such shares of Preferred Stock may have class or series voting rights.

At the close of business on the Record Date, we had 1,125,000 shares of Common Stock outstanding and no shares of Preferred Stock issued and outstanding.

AMENDMENT OF OUR ARTICLES OF INCORPORATION

Our current Articles of Incorporation states that the name of the Company is “Option Placement, Inc."  On November 15, 2010, our Board of Directors unanimously approved, subject to receiving the approval of the sole holder of our outstanding capital stock, an amendment to our Articles of Incorporation to change our name to “Tiga Energy Services, Inc.”  The Sole Stockholder approved the Certificate of Amendment pursuant to a Unanimous Written Consent to Action by the Sole Stockholder of Option Placement, Inc. dated November 15, 2010.  The proposed Certificate of Amendment is attached hereto as Appendix A.

The Certificate of Amendment effecting the name change will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

The change of our name to “Tiga Energy Services, Inc.” is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our new business operations are described in a Current Report on Form 8-K filed with the SEC on November 15, 2010.

DISSENTER’S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the proposed amendment to our Articles of Incorporation and the adoption of the Certificate of Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our voting stock as of November 15, 2010 (i) by each person who is known by us to beneficially own more than 5% of each class our voting stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

The address of each of the persons set forth below is in care of the Company at Frost Bank Tower, 401 Congress Avenue, Suite 1540, Austin, TX 78701.

The applicable percentage of ownership is based on 1,000,000 shares outstanding as of July 27, 2010, at which date, there were no outstanding options, warrants or other securities convertible into or exercisable for shares of Common Stock.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Outstanding Shares of Class Owned
Jonathan Patton	1,125,000	100%
All officers and directors as a group (1 person)	1,125.000	100%

CHANGES TO OUR BUSINESS AND CHANGE OF CONTROL

From our formation on March 5, 2008 until November 15, 2010, when we completed the reverse acquisition transaction described below, we were a shell company and did not engage in any active business operations other than our search for, and evaluation of, potential business opportunities for acquisition or participation.

On August 26, 2010, we entered into the Share Exchange Agreement pursuant to which we acquired 100% of the outstanding shares of the capital stock of Tiga from its shareholders in exchange for 4,114,000 shares of Common Stock.   In addition, we agreed to assume all of Tiga's obligations to issue capital stock under the terms of securities convertible into or exercisable for up to 778,000 shares of common stock (which number is subject to adjustment in the event of certain fundamental corporate transactions, such as a stock split or recapitalization); and Tiga agreed to pay Jonathan Patton, the holder of all of the outstanding shares of the Company’s common stock (“Mr. Patton”), $100,000 upon the final closing of the Share Exchange Agreement.  The Share Exchange Agreement was subject to the satisfaction of certain conditions by each party, all of which were satisfied on November 15, 2010, the date of the closing (the “Closing Date”).  Upon the Closing Date, Tiga became a wholly owned subsidiary of our Company and the former shareholders of Tiga became the owners of approximately 78.53% of our outstanding Common Stock.  In connection with the Share Exchange Agreement, we agreed to change our name to “Tiga Energy Services, Inc.”

On the Closing Date, our Board of Directors, consisting solely of Jonathan Patton, adopted resolutions (i) to amend our bylaws to increase the number of members constituting the entire board of directors from one to four persons; (ii) appointed Michael W. Hathaway to serve as a director to fill one of the vacancies created by the expansion of the Board, effective immediately; (iii) Mr. Patton resigned as the President of our Company and from all other offices he held as of the Closing Date, effective immediately; (iv) appointed Michael Hathaway to serve as our President and Chief Executive Officer, Christopher R. Wilder to serve as our Chairman and Chief Operations Officer, G. Mark Griffith to serve as our Secretary and Executive Vice President of Sales and Business Development and Michael D. Noonan to serve as our Treasurer and Chief Financial Officer, effective immediately; (v) Mr. Patton submitted his resignation as a director of our Company and (vi) appointed each of Christopher Wilder, G. Mark Griffith and Michael Noonan to serve as a director to fill the remaining vacancies created by the expansion of the Board.  Mr. Patton's resignation from the board and the appointments of Messrs. Wilder, Griffith and Noonan to the Board of Directors will become effective on the 10th day following the mailing to our stockholders of an Information Statement satisfying the requirements of Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14f-1 promulgated thereunder to notify our stockholders of a change in a majority of the board of directors.

As a result of the reverse acquisition of Tiga, we assumed the business operations and strategy of Tiga and entered into a new business.  We now provide connectivity, interoperability and security solutions to the energy industry, as described in a Current Report on Form 8-K filed with the SEC on November 15, 2010.
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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549.  You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC.  The address of that site is www.sec.gov.  Copies of these documents may also be obtained by writing our secretary at the address specified above.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Option Placement, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I of the Articles of Incorporation is amended to read as follows:

"ARTICLE I
NAME

The name of the corporation shall be Tiga Energy Services, Inc. (hereinafter, the "Corporation")."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X ______________________________

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 3-6-09